UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 24, 2005

MedQuist Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-19941	22-2531298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On February 24, 2005, MedQuist Inc. (the “Company”) entered into an executive employment agreement with Frank W. Lavelle defining the terms of his employment with the Company as its President.  Subject to the approval of the Company’s Board of Directors (the “Board”), Mr. Lavelle shall also become the Company’s Chief Executive Officer.  The initial term of Mr. Lavelle’s employment agreement is three years, and will be automatically extended for additional one year periods unless (a) either party provides the other party with at least ninety days’ prior written notice of its intention not to renew the agreement, (b) Mr. Lavelle resigns prior to the expiration of the initial term of the agreement upon at least thirty days’ prior written notice, (c) the Company terminates Mr. Lavelle’s employment without cause upon at least thirty days’ prior written notice, or (d) Mr. Lavelle’s employment is terminated by the Company for cause.  The Company and Mr. Lavelle have agreed that his employment commencement date shall be March 8, 2005.

Mr. Lavelle will receive a minimum annual base salary of $500,000 (such salary to be subject to annual review and adjustment) and a signing bonus of $46,000.  Mr. Lavelle is eligible to receive an annual target bonus of 50% of his annual base salary pursuant to the Company’s Management Bonus Plan, based upon attainment of pre-established bonus plan target objectives.  In each year other than 2005, for which payment of an annual target bonus in the amount of $250,000 is guaranteed, (a) 75% of the annual target bonus will be based upon achievement of financial objectives proposed by Company management and approved by the Board (the “Annual Financial Objectives”), and (b) 25% of the annual target bonus will be based upon achievement of specific strategic and tactical initiatives proposed by Company management and approved by the Board (the “Annual Strategic Initiatives”).  The actual annual target bonus award may be higher or lower than the annual target bonus amount based upon achievement of the objectives by Mr. Lavelle and the Company.  In addition to an annual target bonus, Mr. Lavelle is also entitled to receive an annual discretionary bonus of up to 50% of his annual base salary, payable at the discretion of the Compensation Committee of the Board.

Mr. Lavelle is entitled to participate in the benefit programs generally available to Company employees, and will receive a minimum of four weeks of annual vacation.  In addition, he will receive a car allowance of $1,500 per month, reimbursement of business expenses in accordance with Company policy, and reimbursement of up to $7,500 in legal fees associated with the review and negotiation of the agreement.

Mr. Lavelle will be eligible for annual grants (“Annual Option Grants”) of non-qualified stock options to purchase Company common stock (“Common Stock”) pursuant to the Company’s Stock Option Plan adopted May 29, 2002 (the “Option Plan”).  Each Annual Option Grant will have a target value, based on an accepted option pricing methodology chosen by the Company, of 100% of Mr. Lavelle’s base salary for the year in which such grant is made, subject to the following: (a) Mr. Lavelle will be eligible for (i) 75% of such grant upon achievement of the Annual Financial Objectives and (ii) 25% of such grant upon achievement of Annual Strategic Initiatives, (b) 50% of the options subject to such grant shall have an exercise price equal to the fair market value of the Common Stock on the date of grant, 25% of such options shall have an exercise price equal to 125% of the fair market value of the Common Stock on the date of grant, and 25% of such options shall have an exercise price of 150% of the fair market value of the Common Stock on the date of grant, (c) such grant shall vest in equal 20% installments on each of the first five anniversaries of the grant date, subject to Mr. Lavelle’s continued employment with the Company, and (d) such grant shall be subject to the terms and conditions of the Option Plan and the stock option agreement that will be issued if and when such grant becomes effective.  In lieu of one or more Annual Option Grants, the Board may grant shares of Common Stock that are subject to restrictions and a risk of forfeiture (“Restricted Stock Grant”), provided that any such grant will be pursuant to a plan approved by the Company’s shareholders (a “Restricted Stock Plan”).  If the Board determines to grant a Restricted Stock Grant, the value of any such grant will equal the value of the Annual Option Grant to which Mr. Lavelle is otherwise entitled, which will be based on an accepted option pricing methodology chosen by the Company.  Any Restricted Stock Grant shall vest in equal 20% installments on each of the first five anniversaries of the grant date, subject to Mr. Lavelle’s continued employment with the Company.

If Mr. Lavelle has earned all of part of the Annual Option Grant, but the Board chooses not to grant the Annual Option Grant (or Restricted Stock Grant in lieu thereof) in any year during the term of the agreement because (a) the Company is not current in its reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”), (b) the Form S-8 Registration Statement for the Option Plan or a Restricted Stock Plan does not comply with the requirement of the Securities and Exchange Commission, and/or (c) there are not a sufficient number of shares of Common Stock available under the Option Plan or a Restricted Stock Plan, then within thirty days after the later of (x) the close of such year or (y) the date on which the Board determines the degree to which the Annual Strategic Initiatives and Annual Financial Objectives have been satisfied, Mr. Lavelle will be entitled to a cash payment of $250,000, or portion thereof, based on the achievement of the Annual Strategic Initiatives and Annual Financial Objectives to which the Annual Option Grant is subject.

Within a reasonable period of time following the date that the Company again becomes current in its reporting obligations under the Exchange Act, Mr. Lavelle will be granted 35,000 shares of restricted Common Stock (the “Restricted Stock”) pursuant to a Restricted Stock Plan and subject to a customary award agreement.  The Restricted Stock shall vest and thereafter not be subject to forfeiture as follows:  (a) 40% on the second anniversary of Mr. Lavelle’s employment commencement date (the “Second Anniversary Date”), and (b) 20% on each anniversary of the Second Anniversary Date.  If there is not a Restricted Stock Plan in place, Mr. Lavelle will be granted non-qualified options to purchase 100,000 shares of Common Stock pursuant to the Option Plan.  Such stock options shall be subject to the same vesting schedule to which the Restricted Stock would have been subject if granted.  Any grant of Restricted Stock will be made at fair market value on the date of grant.  If such Restricted Stock or stock option grant is not made by December 31, 2005, Mr. Lavelle will receive a cash payment of $250,000 in January 2006.

In the event of a change of control of the Company, Mr. Lavelle shall be fully vested in any restricted stock and stock options issued pursuant to the agreement.  A “change of control” shall be deemed to have occurred if any person, entity, or any group of persons or entities acting in concert, other than Koninklijke Philips Electronics N.V., acquires more than 50% of the outstanding Common Stock.

If Mr. Lavelle’s employment does not automatically renew, is terminated by the Company without cause, is terminated by Mr. Lavelle for good reason or is terminated due to Mr. Lavelle’s disability, Mr. Lavelle will be entitled to (a) monthly payments for a period of eighteen months following the termination date in an amount equal to the quotient obtained by dividing (x) the sum of (A) 1.5 times the base salary paid in the 12-month period preceding the termination date and (B) the total cash bonus paid in the 12-month period preceding the termination date by (y) 18; provided that if Mr. Lavelle’s employment is terminated by the Company without cause prior to the first anniversary of his employment commencement date, such amount shall not be less than $1,000,000 payable over the 18-month period; (b) reimbursement for costs incurred in obtaining outplacement services, at a cost not to exceed $100,000; (c) medical coverage following the date of termination until the earlier to occur of the expiration of 18 months or the date on which Mr. Lavelle is eligible for coverage under a plan maintained by a new employer or a plan maintained by his spouse’s employer, at the level in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, as the same may be changed by the Company from time to time for employees generally, as if the Mr. Lavelle had continued in employment during such period; and (d) immediate vesting in any restricted stock and stock options issued pursuant to the agreement.  Upon termination of Mr. Lavelle’s employment for any other reason, including due to Mr. Lavelle’s death, Mr. Lavelle will only be entitled to the payment of accrued and unpaid salary through the date of such termination.

A copy of Mr. Lavelle’s employment agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective March 8, 2005, Gregory M. Sebasky will resign as the Company’s President. Thereafter, Mr. Sebasky will remain with the Company for a brief transitional period.

(c) Frank W. Lavelle has been appointed as the new President of the Company effective March 8, 2005. Mr. Lavelle, who is 55, served as (i) a consultant in the medical industry from 2003 to the present, (ii) President, Enterprise Sales & Marketing, Customer Solutions Group of Siemens Medical Solutions in 2003, (iii) President & Chief Executive Officer, Siemens Medical Solutions Health Services Corporation from 2000 to 2003 and (iv) Senior Vice President, North American Customer Operations Shared Medical Systems Corporation from 1994 to 2000.  A description of Mr. Lavelle’s employment agreement is contained in Item 1.01 of this Form 8-K, which is incorporated into this Item 5.02(c) by reference.

Item 9.01.       Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement by and between MedQuist Inc. and Frank W. Lavelle dated February 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: March 2, 2005	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer